                                                                 Exhibit 10.1(b)


                                AMENDMENT NO. 1
                                       TO
                   THIRD AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------


          THIS AMENDMENT, dated as of October __, 1997 ("Amendment No. 1"), is by and among LINC CAPITAL, INC. (formerly known as Scientific Leasing Inc.), a Delaware corporation ("LCI"), and LINC QUANTUM ANALYTICS, INC., a Delaware corporation ("Quantum"; each of LCI and Quantum are sometimes individually referred to herein as a "Borrower" and together as the "Borrowers"), FLEET BANK, N.A. (formerly known as NatWest Bank, N.A. and successor to National Westminster Bank USA), CORESTATES BANK, N.A., LASALLE NATIONAL BANK, THE FIRST NATIONAL BANK OF CHICAGO, and EUROPEAN AMERICAN BANK (each a "Bank" and collectively the "Banks") and FLEET BANK, N.A. as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Borrowers, the Banks and the Agent, are parties to a Third Amended and Restated Loan Agreement dated as of July 22, 1997 (as amended hereby and from time to time hereafter, the "Loan Agreement");

          WHEREAS, the Borrowers, the Agent and the Banks desire to amend the Loan Agreement (a) to increase the Banks' Commitments thereunder to an aggregate of One Hundred Million ($100,000,000) Dollars and to increase the Temporary Commitment, (b) to reduce the interest rates applicable to the Loans, and (c) to permit the merger of The LINC Group Inc. with and into LCI, with LCI being the surviving corporation, and to permit the consummation of certain other corporate transactions and reorganizations contemplated to occur in connection with a proposed public offering of the common stock of LCI in which net proceeds of at least $24,500,000 shall be received by LCI (assuming receipt of such minimum proceeds, the "Offering"); and

          WHEREAS, capitalized terms used and not defined herein shall have the meanings specified in the Loan Agreement.

          NOW, THEREFORE, in consideration of the premises, the Borrowers, the Banks and the Agent agree as follows:

Article I.     Amendments to Loan Agreement.
               ----------------------------

          This Amendment No. 1 to Loan Agreement shall be deemed to be an amendment to the Loan Agreement, and shall not be construed in any way as a replacement therefor. All of the terms and provisions of this Amendment No. 1, including, without limitation, the representations and warranties set forth herein, are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein. The Loan Agreement is hereby amended, effective as of the Proceeds Receipt Date (as defined in Section
5.2 hereof) upon the satisfaction of the conditions precedent set forth in
Article V hereof, in the following respects:

          1.1 The definition of "Adjusted Tangible Net Worth" is amended and restated to read in its entirety, as follows:

               "Adjusted Tangible Net Worth" - at any time, the difference between (a) the sum of (i) the non-current portion of Subordinated Debt (ii) the total of shareholders' equity calculated in accordance with GAAP, and (iii) deferred income tax credits, minus (b) the sum of
                                                            -----
          (i) deferred charges (after tax), and (ii) the total amount of any intangible assets which shall include, without limitation, (A) unamortized debt discount after taxes, (B) prepaid expenses after tax,
          (C) goodwill, and (D) the net amount of all accounts receivable owing to LCI or any subsidiary of LCI from LINC Group.

          1.2 The definition of "Applicable Margin" is amended and restated to read, in its entirety, as follows:

               "Applicable Margin" - (a) From the date of execution and delivery of the Loan Agreement until the first Applicable Margin Determination Date following the Offering Closing Date, as at any date of determination thereof, the applicable percentage to be added to the Prime Rate or Eurodollar Rate set forth in the definition of "Applicable Margin" as in effect prior to the effectiveness of the amendments in Amendment No. 1, which corresponds to the Leverage Ratio set forth in the table in subsection (a) of the definition of "Applicable Margin" as in effect prior to the effectiveness of the amendments in Amendment No. 1.

               (b) For the periods from each Applicable Margin Determination Date following the Offering Closing Date until the next Applicable Margin Determination Date, or if earlier, the Commitment Termination Date, that percentage to be added to the Prime Rate or Eurodollar Rate, as appropriate, pursuant to Section 2.11 for purposes of determining the per annum rate of interest applicable from time to time to Prime Rate Loans or Eurodollar Loans, which in each case shall be the percentage set forth in the table below in this subsection (b), for the Prime Rate and the Eurodollar Rate, respectively, that as of the Applicable Margin Determination Date, corresponds to the Leverage Ratio set forth in such table:



                                    Applicable Margin   Applicable Margin
                                           for                for
Leverage Ratio                     Prime Rate Loans    Eurodollar Loans
--------------                      -----------------  ------------------

Less than 2.5:1                            0%                  1.25%

2.5:1 or more but less                   .10%                 1.375%
than 3.0:1

3.0:1 or more but less                   .15%                  1.50%
than 3.5:1

3.5:1 or greater                         .25%                  1.75%


          For purposes of the preceding subsections (a) and (b), the Leverage Ratio shall be determined five business days after the date on which the Agent receives a certificate pursuant to subsection 5.11(c) hereof showing the calculation of the Leverage Ratio for the immediately preceding full calendar month, provided that if the Borrowers shall
                                         --------
          not have submitted to the Agent such certificate as and when required under subsection 5.11(c) hereof, the Applicable Margin shall be as determined by the Agent for so long as such certificate has not been received by the Agent. The Applicable Margin shall become effective on each Applicable Margin Determination Date and shall remain in effect until the next succeeding Applicable Margin Determination Date (except that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certified calculations or at any time following the same, until the next succeeding date of determination the Applicable Margin for any such Loan shall not as a consequence of this provision be reduced for the period from the occurrence of such Event of Default for and so long as the same shall be continuing).

          In confirmation of the foregoing (and subject to the terms of the exception set forth in parentheticals above in respect of any decreases in the Applicable Margin), if, at the last day of any calendar month, the Leverage Ratio shall increase from that in effect at the end of the preceding month, then the Applicable Margin shall increase from the first day of the month following delivery of such certificate until the next succeeding redetermination date. In the event that quarterly or annual financial statements of the Borrowers shall reflect that the Leverage Ratio for any particular period was higher than as calculated for any month and theretofore delivered to the Agent, then the Borrowers shall be obligated to pay to the Agent, for the ratable benefit of the Banks, additional interest in the amount that would have been payable in respect of any respective period if the calculation of the Leverage Ratio for the applicable period had been correct.

               (c) As at any date of determination thereof which determination shall be made on each successive Applicable Margin Determination Date, the applicable percentage set forth below shall apply if such date of determination is on or after the Commitment Termination Date: the Applicable Margin for Prime Rate Loans: 1.75% (175 basis points); and the Applicable Margin for Eurodollar Loans: 3% (300 basis points).


          1.3 The definition of "Cash Operating Expenses" is amended to delete the parenthetical "(but excluding LFC and its Subsidiaries)".

          1.4 The definition of "Cash Receipts" is amended to delete the parenthetical "(but excluding LFC and its Subsidiaries)" wherever it appears.

          1.5 The definition of "Commitment Termination Date" is amended to replace the date "July 15, 1998", with the following:

          "the earlier to occur of (a) 364 days following the date of receipt by LCI of the Net Offering Proceeds, and (b) October 31, 1998, or such later date to which the Commitment Termination Date shall have been extended in accordance with subsection 2.1(b) hereof."

          1.6 The definition of "Servicing Agreement" is amended to delete the period at the conclusion thereof and to insert in lieu thereof the following:

          , or from and after the date of execution and delivery of the Distribution Agreement, the servicing agreement provisions set forth in Section 2.8 of the Distribution Agreement.

          1.7 The definition of "Subordination Agreements" is amended to delete the words "the LFC Intercreditor Agreement".

          1.8 The definition of "Temporary Commitment" is amended to change "Five Million ($5,000,000) Dollars" to read "Ten Million ($10,000,000) Dollars".

          1.9 The definition of "Transaction Documents" is amended to: (a) delete the words "LFC Subordinated Debt Documents"; (b) to replace the words "Servicing Agreement" with the words "Distribution Agreement"; and (c) delete the period at the conclusion thereof and insert in lieu thereof the following:
", and the Merger Agreement."

          1.10 New definitions are added in appropriate alphabetical order in
Section 1.1 to read as follows:

          "Amendment No. 1" - Amendment No. 1 dated October __, 1997 to this Agreement.

          "Offering" - the initial public offering of 2,000,000 shares of common stock of LCI described in the Prospectus dated October 6, 1997, subject to completion.

          "Offering Closing Date" - the date on which LCI shall actually have received the Net Offering Proceeds.

          "Net Offering Proceeds" - the amount received by LCI as "Proceeds to Company" as listed on the first page of the Prospectus of LCI relating to the Offering, less the actual expenses payable by LCI (including printing, legal fees and filing and registration fees) (which expenses shall not have varied materially from the estimate thereof set forth on such first page of the Prospectus), all as determined to the satisfaction of the Agent.

          "Merger Agreement" - as defined in Amendment No. 1.

          "Distribution Agreement" - the Distribution Agreement dated in
           October, 1997 ( and in substantially the form of the draft dated October ___, 1997) by and among the Borrower, LINC Finance Corporation, Martin E. Zimmerman and Allen P. Palles, as it may from time to time be amended, modified or supplemented to the extent permitted by this Agreement.

           1.11 The following definitions are deleted from the Loan Agreement:
"LFC Subordinated Debt", "LFC Subordinated Debt Documents", and "LFC Intercreditor Agreement".

           1.12 Section 2.21, "Guaranties and Collateral", is amended (a) to delete from the end of subsection (a)(i) the words ", other than the issued and outstanding shares of the capital stock of LFC now or hereafter owned by LCI except to the extent described below", (b) to delete the letter "(A)" from subsection (a)(iii); (c) to delete the entire final clause "(B)" from subsection (a)(iii); and (d) to delete the text of subsection (b) and insert in lieu thereof the words "[intentionally deleted]."

           1.13 Section 2.22, "Subordination", is amended to delete subsection
(b) thereof.

           1.14 Section 5.6, "Copies of Documents", is amended to delete subsection (e) thereof and to insert in lieu thereof the following:

                (e)(i) proxy statements, in each case delivered by LCI or any of its Subsidiaries to any holder of Indebtedness of the Borrowers other than the Banks; (ii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by LCI or any of its Subsidiaries with any securities exchange or with the SEC (or any governmental authority succeeding to any or all of the functions of the SEC); and (iii) letters of comment or correspondence sent to LCI or its Subsidiaries by any such securities exchange or the SEC in relation to LCI or any of its Subsidiaries and any of their affairs, except to the extent sent in the ordinary course of business with respect to routine filings.

           1.15 Section 5.11, "Accounts Receivable Aging Report, Other Information," is amended to change the period at the end of subsection (b) to "; and" and to add a new subsection (c) to read in its entirety as follows:

               (c) Monthly, deliver to the Agent a certificate demonstrating the Leverage Ratio for the immediately preceding full calendar month, certified as true and correct by the chief financial officer of the Borrowers, and setting forth adequate detail as may be required by the Agent.

           1.16 Section 6.9, "Financial Covenants", is amended to delete (a) from subsection (b) the words, "including LFC and its Subsidiaries", (b) from subsections (c) and (d) the words "excluding LFC and its Subsidiaries", and (c) to restate subsection 6.9(a) to read, in its entirety, as follows:

               (a) With respect to LCI and its Subsidiaries, on a consolidated basis, at the end of each calendar quarter commencing with the quarter ending December 31, 1997, have minimum Adjusted Tangible Net Worth in an amount not less than (i) Ten Million Five Hundred Thousand ($10,500,000) Dollars, plus (ii) the Net Offering Proceeds received by LCI minus Three Million ($3,000,000) Dollars, plus (iii) seventy-five (75%) percent of consolidated net income (with no deduction for losses) commencing from the calendar quarter ending December 31, 1997 and subsequent quarters thereto;

           1.17 The preamble to Article 7, "Negative Covenants", is amended to replace the semicolon immediately preceding the words "provided, however" with a colon and to delete the entire proviso thereof.

           1.18 Section 7.5, "Redemptions, Distributions", is amended (a) to restate subsection (a)(iii) to read, in its entirety, as follows:

          (iii) the aggregate sum of all such payments while any of the Obligations is outstanding shall not exceed Eight Hundred Fifty Thousand ($850,000) Dollars; or

(b) to delete the texts of subsections (b)(iv) and (v) thereof and insert in lieu thereof the words "[intentionally deleted]", and (c) to amend and restate subsection (b)(iii) thereof to read, in its entirety, as follows:

          (iii) subject to the terms of subsection 7.9(b) hereof, in the event that the Adjusted Tangible Net Worth of LCI and its Subsidiaries, on a consolidated basis, based upon audited financial statements, exceeds the minimum Adjusted Tangible Net Worth required to be maintained hereunder as in effect on any date of determination hereunder then LCI may declare or pay a dividend in an amount not greater than the amount of such excess on the date(s) of such payment or declaration, provided that in any event no
                                                 -------- ----
     Default or Event of Default exists or would exist after giving effect thereto as confirmed in writing by the Borrowers to the Agent;

          1.19 Subsection (b)(i) of Section 7.9, "Investments", is amended to delete the words "or LFC".

          1.20 Section 7.12, "Amendment of Documents", is amended to delete the words "the Quantum Shareholders' Agreement" and to delete the text of clause (a) of the proviso therein and to insert in lieu thereof the words "[intentionally deleted]".

          1.21 Section 7.19, "Business of LFC", is amended to delete the text thereof and insert in lieu thereof the words ["intentionally deleted"].

          1.22 Section 7.22, "Certain Inactive Subsidiaries", is amended to delete the words "LFC and" from the first parenthetical therein.

          1.23 The Preamble of Article 8, "Events of Default", is amended to delete the final sentence.

          1.24 Subsection 8.4(a), "Other Defaults", is amended to delete the first parenthetical appearing therein.

          1.25 Each of Section 8.6, "Bankruptcy", and Section 8.7, "Judgments", is amended to delete the words "other than LFC and its Subsidiaries" each time they appear.

          1.26 Section 8.9, "Ownership of Stock of the Borrowers", is amended and restated to read, in its entirety, as follows:

               (a)  If any of the following shall occur:

               (i) the sale, lease, or transfer, in one or a series of related transactions, of all or substantially all of the Borrower's assets to any Person or group (as such term is defined in Section 13(d)(3) of the Securities Act, as amended); or

               (ii) Martin Zimmerman and Allen Palles in the aggregate cease to beneficially own and control at least twenty percent (20%) of the voting power of the voting stock (having ordinary voting rights for the election of directors) of LCI, or Martin Zimmerman individually ceases beneficially to own and control at least fifteen percent (15%) of the voting power of the voting stock (having ordinary voting rights for the election of directors of LCI); except that, upon at least ten (10) days' prior written notice to the Agent, Martin E. Zimmerman or Allen Palles may transfer shares of LCI that are otherwise subject to the minimum ownership and control restrictions set forth in this subsection (ii) to his children or spouse or trusts for the benefit of any of them so long as (A) Martin
          E. Zimmerman continues at all times to have voting control with respect to such stock of LCI; (B) prior to any such transfer to children, spouse, or trusts, any such aforementioned transferee of Martin E. Zimmerman and Allen Palles agrees in writing not to make any further transfers and to be bound by the provisions and prohibitions set forth in this Section 8.9(b)(ii) and to assume the obligations of the transferor thereunder, and (C) a legend is placed on any stock certificates transferred to any children, spouse or trusts to such effect; or

               (b) LCI shall at any time own, beneficially and of record, less than 100% of all the issued and outstanding shares of capital stock of Quantum, in each case having ordinary voting rights for the election of directors, or permit any Lien thereon other than the Agent's Lien, except as permitted by Section 7.2 hereof; or

          1.27 Exhibits D, L and P shall be deemed amended and restated in order to give effect to the provisions of this Amendment as of the Merger Effective Date and as of the Proceeds Receipt Date.

Article II.  Increases in Commitments.
             -------------------------

          2.1 Commencing as of the Proceeds Receipt Date (as hereinafter defined), the Commitment of each of the Banks shall be increased from the amounts set forth, with respect to each Bank, on the signature pages of the Loan Agreement to the respective amounts set forth opposite the name of each of the Banks on Schedule A annexed hereto and the Temporary Commitment shall be increased from Five Million ($5,000,000) Dollars to Ten Million ($10,000,000) Dollars.

          2.2 In order to evidence the Loans made by each of the Banks under the Commitments as amended hereby, the Borrowers shall execute and deliver to each of the Banks a new note substantially in the form attached to the Loan Agreement as Exhibit B-1, reflecting the Commitment of each Bank respectively as amended hereby, dated the Proceeds Receipt Date and otherwise duly completed (collectively, all of the above-described promissory notes are defined as the "New Bank Notes"). In order to evidence the Temporary Loans by the Temporary Lender under the Temporary Commitment as amended hereby, the Borrowers shall execute and deliver to the Temporary Lender a new note substantially in the form attached to the Loan Agreement as Exhibit B-2 reflecting the Temporary Commitment amount as amended hereby, dated the Proceeds Receipt Date and otherwise duly completed (hereinafter, the "New Temporary Note" and together with the New Bank Notes, collectively, the "New Notes"). Upon execution and delivery by the Borrowers of the New Notes, the Agent shall cause each of the Notes being replaced by a New Note to be marked "Replaced by New Note", and returned to the Borrowers.

          2.3 All references in the Loan Agreement, Loan Documents and all other instruments, documents and agreements executed and delivered pursuant to any of the foregoing, to "the ratable benefit of the Banks", "pro rata", or terms of similar effect shall be deemed to refer to the ratable interests of the Banks, as their respective pro rata interests shall be adjusted to reflect the
                           --- ----
increase in the Commitments of each of the Banks as set forth on Schedule A annexed hereto.

          2.4 In order to reflect the foregoing, if necessary, the Banks shall, as of the Proceeds Receipt Date, make appropriate adjustments among themselves in order that the amount of Loans outstanding to the Borrowers from each Bank under the Loan Agreement are in principal amounts, as of the Proceeds Receipt Date, which are in the same proportion to the outstanding principal amount of all Loans that each Bank's Commitment, respectively, bears to the aggregate Commitments of all the Banks, after giving effect to the increased amount of the Commitments; provided, however, that the foregoing adjustments shall not be made
             --------  -------
as of the Proceeds Receipt Date in respect of Loans bearing interest at a rate subject to an Interest Period outstanding immediately prior to the Proceeds Receipt Date but such adjustments shall be made on the first day on which the foregoing adjustments can be made without incurring "breakage costs" in respect of each respective Interest Period, so that the foregoing adjustment shall be made as of the Proceeds Receipt Date only in respect of borrowings from and after the Proceeds Receipt Date or borrowings that are not subject to an Interest Period. The Borrowers agree and consent to the terms of this Article II.

Article III.  Waivers and Consents; Release of Liens.
              --------------------------------------

          3.1  (a)  Consent to Merger.
                    -----------------

     The Banks hereby consent to the merger of LINC Group with and into LCI, with LCI being the surviving entity (the "Merger") and to the amendment and restatement of the certificate of incorporation and by-laws of LCI in substantially the form of Schedule B annexed hereto; subject, however, to the
                                                     -------
conditions that the Merger shall have been consummated in accordance with the terms of the Merger Agreement (as defined in Section 4.7 hereof) and satisfaction of the other conditions precedent set forth in Section 5.1 hereof to the Merger Effective Date (as defined in Article V).

               (b)  Merger Effective Date Actions.
                    -----------------------------

          On the Merger Effective Date the Agent shall receive a first priority pledge of all of the shares of capital stock of LCI owned by Martin Zimmerman and Allen Palles upon terms and conditions, and by execution and delivery of agreements in form and substance, satisfactory to the Agent.

          3.2  (a)  Consent to Distribution and Offering.
                    ------------------------------------

          The Banks hereby (i) consent to each of the transactions described in Schedule C annexed hereto to be consummated concurrently with effectiveness of the closing of (i.e. receipt of proceeds by LCI from) the Offering on the
                ----
Proceeds Receipt Date (as defined in Section 5.2 hereof), notwithstanding the prohibition on the taking of such actions under the Loan Agreement, and (ii) agree to release their Liens on the assets described in subsection 3.2(b) hereof and authorize the Agent to release such Liens on the Proceeds Receipt Date and to take such other actions (at the cost and expense of the Borrowers) as may be necessary to effectuate the transactions described on Schedule C hereto; subject, however, to the conditions that (A) each of such transactions shall be
-------  -------
consummated in substantially the manner set forth in the transaction description annexed hereto as Schedule C (the "Transaction Schedule" and all of such transactions described thereon and consummated on the terms and conditions set forth therein, the "Distribution Transactions"; the Distribution Transactions, together with the Merger and the Offering, are referred to collectively as the "New Transactions") and on substantially the terms and conditions set forth in the Distribution Agreement (as defined in Section 1.10 hereof) and the other relevant New Transaction Documents (as defined in Section 4.8 hereof), and (B) the other conditions precedent set forth in Section 5.2 shall have been satisfied.

               (b)  Proceeds Receipt Date Actions.  On the Proceeds Receipt
                    -----------------------------
Date, the Agent shall release, which release is hereby approved by each of the Banks as evidenced by the signature of such Bank on the signature pages hereof, all of its Liens on and security interests in the following collateral: the Contributed Subsidiaries (as defined in Schedule C annexed hereto) and their respective subsidiaries; the Transferred Assets (as defined in Schedule C annexed hereto); all of the issued and outstanding preferred stock of Quantum held by the Agent; all of the issued and outstanding capital stock of LFC, and all of the issued and outstanding capital stock of LCI pledged to the Agent.

Article IV.  Representation and Warranties.
             ------------------------------

          Each of the Borrowers represents and warrants as follows:

          4.1 Each Borrower is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged.

          4.2 Each Borrower is in good standing in its state of incorporation and in each state in which it is qualified to do business. There are no jurisdictions in which the character of the properties owned by any Borrower or in which the transaction of the business of any Borrower as now conducted requires or will require any Borrower to qualify to do business, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Collateral in the Borrowing Base or on the business, operations, financial condition, or properties of any Borrower.

          4.3 Each Borrower has the power to execute and deliver this Amendment No. 1 and to perform the Loan Agreement, as amended hereby, and to make and deliver the New Notes and to perform its obligations under the New Notes, and to execute and deliver each of the New Transaction Documents to which it is a party and to perform its obligations thereunder, and each Borrower has taken all necessary action, corporate or otherwise, to authorize the execution and delivery of this Amendment No. 1, the making and delivery of the New Notes, the performance of the Loan Agreement, as amended hereby, the New Notes and the consummation of the New Transactions. No consent or approval of any Person (including, without limitation, any stockholder of any Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution or delivery by any Borrower of this Amendment No. 1 or of any New Transaction Document to which such Borrower is a party and the making and delivery of the New Notes or the performance by any Borrower, or the validity, enforcement or priority, of the Loan Agreement as amended hereby and the New Notes or the performance, validity or enforcement of any New Transaction Documents by any Borrower party thereto.

          4.4 The execution and delivery by each Borrower of this Amendment No. 1 and of each New Transaction Document to which any Borrower is a party and the making and delivery of the New Notes and performance by it hereunder, thereunder and under the Loan Agreement as amended hereby, each New Transaction Document to which such Borrower is a party and under the New Notes, does not and will not violate any provision of law (including, without limitation, the Williams Act, Sections 13 and 14 of the Securities and Exchange Act of 1934, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Regulations U, G and X of the Board of Governors of the Federal Reserve System and the rules and regulations promulgated thereunder) and does not and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of any Borrower or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, instrument, documents, bond, note or indenture to which any Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of any Borrower or any other Loan Party, except for the Liens created and granted pursuant to the Security Documents or otherwise permitted under the Loan Agreement.

          4.5 This Amendment No. 1, the New Notes, the Loan Agreement as amended hereby, and each of the New Transaction Documents to which any Borrower is a party have been duly executed and delivered by the Borrower party thereto and each constitutes the valid and legally binding obligation of such Borrower, enforceable in accordance with its terms, except that the remedy of specific performance and other equitable remedies are subject to judicial discretion and except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally.

          4.6 The Liens granted pursuant to the Security Documents secure, without limitation, the Obligations under the Loan Agreement as amended by this Amendment No. 1 and under the New Notes, whether or not so stated in the Security Documents. The terms "Obligations" as used in the Security Documents (or any other term used therein to refer to the Indebtedness, liabilities and obligations of the Borrowers to the Banks) include, without limitation, Indebtedness, liabilities and obligations to the Banks under the Loan Agreement as amended by this Amendment No. 1 and under the New Notes made and delivered in connection with this Amendment No. 1.

          4.7 (a) The copies of the Merger Certificate dated in October, 1997 between LCI and LINC Group (the "Merger Agreement") and all agreements,
                                 ----------------
instruments, and documents executed and delivered in connection therewith, and all exhibits, annexes and schedules annexed thereto, and all amendments and modifications to any of the foregoing (collectively, all of the foregoing, including the Merger Agreement, are referred to as the "Merger Documents")
                                                        ----------------
heretofore delivered by LCI to the Agent are true, complete and accurate copies thereof. None of the parties to the Merger Documents waived compliance by any of the other parties thereto with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder.

               (b) Effective on or before the Proceeds Receipt Date the merger of LINC Group with and into LCI, with LCI being the surviving entity, (i.e., the
                                                                       ---
Merger) shall have been consummated pursuant to the Merger Documents and applicable law. Simultaneously with the consummation of the Merger, the surviving entity in the Merger shall have adopted the amended and restated Certificate of Incorporation and by-laws in the form delivered to the Agent, certified as true and complete prior to the effectiveness thereof, and substantially in the same form as annexed hereto. Upon such consummation all of the assets and properties of LINC Group shall have been vested in LCI, subject to the liabilities of LINC Group. Neither the execution and delivery of the

Merger Documents, nor the performance by LINC Group or LCI of any obligations thereunder, or of any obligations of LINC Group incurred by LCI by virtue of the Merger, violate any provision of law or will conflict with or result in a breach of or create (with or without the giving of notice or lapse of time, or both) a default under any agreement to which LINC Group or LCI is a party or by which it is bound or any of its properties is affected.

               (c) Prior to the Merger, LINC Group had no assets or liabilities and conducted no business except as set forth on Schedule D attached hereto.

          4.8 (a) The copies of the Distribution Agreement and all agreements, instruments, and documents executed and delivered in connection therewith, and all exhibits, annexes and schedules annexed thereto, and all amendments and modifications to any of the foregoing (collectively, all of the foregoing, including the Distribution Agreement, are referred to as the "Distribution
                                                              ------------
Documents" and together with the Merger Agreement and the Prospectus,
---------
collectively, the "New Transaction Documents") heretofore delivered by LCI to
                   -------------------------
the Agent are true, complete and accurate copies thereof. Schedule E sets forth a true and complete list of all of the Distribution Documents. None of the parties to the Distribution Documents waived compliance by any of the other parties thereto with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder.

          4.9 Upon consummation thereof, the New Transactions shall have been consummated in all material respects in accordance with the terms and conditions of the Transaction Schedule, the Merger Agreement, the Distribution Agreement and the Prospectus.

Article V.  Conditions Precedent.
            --------------------

          5.1    Merger Effective Date Conditions.  The Banks' consent set forth
                 --------------------------------
in Section 3.1 hereof (i.e., relating to the Merger) shall be subject to the
                       ----
fulfillment by the Borrowers, in a manner satisfactory to the Agent and the Banks, of all of the conditions precedent set forth in this Section 5.1, and the date on which all such conditions shall have been fulfilled to the satisfaction of the Agent and the Banks shall be herein called the "Merger Effective Date" (provided that the Banks' consent under Section 3.1 shall be deemed withdrawn if the Merger Effective Date shall not have occurred on or before December 31,
1997):

          (a) The Borrowers, the Banks and the Agent shall have executed and delivered this Amendment.

          (b) (i) The representations and warranties contained herein and in each other agreement, instrument, certificate or other writing delivered to the Agent or any Bank pursuant hereto or to the Loan Agreement shall be correct on and as of the date hereof after giving effect to the consents in Section 3.1 of this Amendment No. 1 as though made on and as of such date except to the extent modified hereby and (ii) no Default or Event of Default shall have occurred and be continuing on the Merger Effective Date or would result from the taking effect of this Amendment No. 1.

          (c) The Agent shall have received a copy of the Merger Documents as of the Merger Effective Date, certified as true and complete by an officer of LCI, and the Merger shall have been consummated in accordance with the terms and conditions set forth in the Merger Agreement.

          (d) LCI shall have delivered to the Agent a copy of its amended and restated charter and by-laws, each certified as being true and complete as of the Merger Effective Date;

          (e) The Agent shall have received, on or before the Merger Effective Date, the following, each in form and substance satisfactory to the
Agent:

                 (i) a long-form good standing certificate as of a date not more than twenty days prior to the date hereof with regard to LCI and LINC Group from the Secretary of State of each of Delaware and Illinois;

                 (ii) copies of the resolutions adopted by each of LCI's and LINC Group's Board of Directors, certified by an authorized officer thereof, authorizing the execution, delivery and performance by LCI and LINC Group of the Merger Agreement and consummation of the Merger, the Distribution Transactions, and the Offering in accordance with the terms thereof;

                 (iii) a favorable written opinion of Allen P. Palles, Esq. and Kirkland & Ellis, counsel to LCI and LINC Group, as to such matters relating to the Merger or as the Banks may reasonably request.

          (f) All legal matters incident to the Merger shall be reasonably satisfactory to the Agent and counsel to the Agent.

          5.2  Proceeds Receipt Date Conditions. The effectiveness of the
               --------------------------------
consents set forth in Section 3.2 of this Amendment No. 1 and the effectiveness of the amendments set forth in Articles 1 and 2 hereof shall be subject to the fulfillment by the Borrowers, in a manner satisfactory to the Agent and the Banks, of all of the preceding conditions precedent set forth in this Article V and all of the conditions precedent set forth in this Section 5.2, and the date on which the last of all such conditions shall have been fulfilled to the satisfaction of the Agent and the Banks, shall be herein called the "Proceeds Receipt Date" (provided that the Banks' consent under Section 3.2 shall be deemed withdrawn if the Proceeds Receipt Date shall not have occurred on or before December 31, 1997):

               (a)(i) The representations and warranties contained herein and in each other agreement, instrument, certificate or other writing delivered to the Agent or any Bank pursuant hereto or to the Loan Agreement, including the New Transaction Documents, shall be correct on and as of the Proceeds Receipt Date after giving effect to the New Transactions and this Amendment No. 1 as though made on and as of such date except to the extent modified hereby and (ii) no Default or Event of Default shall have occurred and be continuing on the Proceeds Receipt Date or would result from the taking effect of this Amendment No. 1.

               (b) Each of the Borrowers shall have:

                   (i) executed and delivered to each of the Banks its respective New Bank Note, and to the Temporary Lender its New Temporary Note;

                   (ii) paid to the Agent for the benefit of each of the Banks, a fee equal to (A) 1/8% multiplied by (B) an amount equal to the difference between such Bank's Commitment under the Loan Agreement (1) after the Proceeds Receipt Date and (2) prior to the Proceeds Receipt Date;

                   (iii) paid all fees and expenses of counsel to the Agent and to Fleet Bank N.A. incurred in connection herewith; and

                   (iv) otherwise complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by the Borrowers in connection herewith.

               (c) LCI shall have received not less than Twenty Four Million Five Hundred Thousand ($24,500,000) Dollars in Net Offering Proceeds (as defined in Section 1.10 hereof).

               (d) The Agent shall have received, on or before the date hereof, the following, each in form and substance satisfactory to the Agent:

                   (i) copies of the resolutions adopted by each Borrower's Board of Directors, certified by an authorized officer thereof, authorizing the execution, delivery and performance by each such Borrower of this Amendment No. 1, the New Notes and each New Transaction Document to which such Borrower is a party;

                   (ii) a certificate of an authorized officer of each Borrower, certifying the names and true signatures of the officer authorized to sign this Amendment No. 1 and the New Notes, together with evidence of the incumbency of such authorized officer; and a Compliance Certificate dated the Proceeds Receipt Date certifying that the conditions set forth in this Section
5.2 shall have been satisfied; and

                   (iii) opinions of counsel of Allen Palles and of Kirkland & Ellis relating to the Distribution Transactions and the Offering, in form and substance as the Banks may reasonably request.

              (d) The Agent shall have received copies of each of the documents set forth on Schedule E annexed hereto together with all exhibits and schedules related thereto and all amendments, modifications and supplements thereof in effect as of the Proceeds Receipt Date, certified as true and correct by an officer of each of the Borrowers, and the New Transactions and the Offering shall be consummated substantially all in accordance with the terms and conditions set forth in the New Transaction Documents as determined by the Banks in their sole discretion.

              (e) The obligations of LFC to Newcourt under the Note Purchase Agreement dated September 28, 1994 between LFC and Newcourt shall have been repaid in full and any and all liens held by Newcourt on the capital stock of LCI shall have been released as evidenced by a writing in form and substance satisfactory to the Agent.

              (f) All legal matters incident to this Amendment and the Loan Agreement shall be reasonably satisfactory to the Agent and counsel to the Agent.

Article VI.  Miscellaneous.
             -------------

          6.1 The Loan Agreement and the other agreements to which the Borrowers are a party delivered in connection herewith or with the Loan Agreement are, and shall continue to be, in full force and effect, and are hereby ratified and confirmed in all respects, except that on and after the Proceeds Receipts Effective Date (a) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby,
(b) all references in the Loan Agreement, the Security Documents or any other agreement, instrument or document executed and delivered in connection therewith to (i) the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended hereby, (ii) a "Note" payable to any Bank shall be deemed to refer to the New Note payable to such Bank and (iii) the "Loans" (or any other term or terms used in any of such documents to describe or refer to Loans made by the Banks to the Borrowers under the Loan Agreement) shall be deemed to refer to Loans made by the Banks to the Borrowers pursuant to the Loan Agreement as amended hereby.

          6.2 The Loan Agreement, the Security Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment No. 1. Except as so amended hereby, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The execution and delivery of this Amendment No. 1 by the Borrowers, the Banks and the Agent shall not waive or be deemed to waive any default which has occurred or which may be occurring in respect of the Loan Agreement. All of the terms and provisions of this Amendment No. 1 are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein.

          6.3 The miscellaneous provisions under Article 10 of the Loan Agreement, together with the definitions of all terms used therein, and all other Sections of the Loan Agreement to which such Sections refer are hereby incorporated by reference as if the provisions thereof were set forth in full herein.

          6.4 This Amendment No. 1 may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original, and all such counterparts shall constitute one and the same instrument.

          6.5 THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Third Amended and Restated Loan Agreement to be duly executed as of the date first above written.

                         LINC CAPITAL, INC. (formerly known
                         as SCIENTIFIC LEASING, INC.),
                         as Borrower


                         By
                           ---------------------------------
                         Name:
                         Title:


                         LINC QUANTUM ANALYTICS, INC.,
                         as Borrower


                         By
                           ---------------------------------
                         Name:
                         Title:


                         FLEET BANK, N.A. (formerly NatWest
                         Bank N.A.) as Agent and as a Bank


                         By
                           ---------------------------------
                         Name:
                         Title:


                         CORESTATES BANK, N.A.



                         By
                           ---------------------------------
                         Name:
                         Title:

                         LASALLE NATIONAL BANK


                         By
                           ---------------------------------
                         Name:
                         Title:


                         THE FIRST NATIONAL BANK OF
                         CHICAGO


                         By
                           ---------------------------------
                         Name:
                         Title:


                         EUROPEAN AMERICAN BANK


                         By
                           ---------------------------------
                         Name:
                         Title: